Exhibit 10.2

IBM EXCESS 401(k) PLUS PLAN

(As Amended and Restated effective as of January 1, 2010)

AMENDMENT No. 7

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM Excess 401(k) Plus Plan (the “Plan”), an unfunded deferred compensation plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

In accordance with Section 10.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

IBM amended and restated the Plan effective as of January 1, 2010.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective as set forth herein.

Amendment:

1.                                      In Article II (“Definitions”), the definition of “Company Contribution-Eligible Individual” is amended by modifying subsection (d), adding a new subsection (e), and modifying the final paragraph to read, in their entirety, as follows:

(d)                                 The individual is described in (i), (ii), (iii) or (iv) below:

(i)            The individual is terminated by the Company on January 31, 2014 as a result of the consummation of the transaction described in the Master Asset Purchase Agreement, dated as of September 10, 2013 and amended December 31, 2013, by and between SYNNEX Corporation and International Business Machines Corporation, and becomes an employee of SYNNEX Corporation or one of its affiliates immediately thereafter.

(ii)           The individual is terminated by the Company on February 28, 2014 as a result of the consummation of the transaction described in the Master Asset Purchase Agreement, dated as of April 17, 2012, by and between Toshiba Tec Corporation and International Business Machines Corporation, and becomes an employee of Toshiba Tec Corporation or one of its affiliates immediately thereafter.

(iii)          The individual is terminated by the Company in 2014 as a result of the consummation of the transaction described in the Master Asset Purchase

Agreement, dated as of January 23, 2014, by and between International Business Machines Corporation and Lenovo Group Limited, and becomes an employee of Lenovo Group Limited or one of its affiliates immediately thereafter.

(iv)                              The individual is terminated by the Company on or after April 1, 2016 as a result of the consummation of a divestiture or similar transaction (including an outsourcing or IP licensing transaction) and becomes an employee of the buyer or one of its affiliates immediately thereafter.

This subsection (d) shall apply solely for purposes of determining whether an individual is a Company Contribution-Eligible Individual for the Plan Year in which the individual terminates employment with the Company as a result of the applicable transaction, and solely with respect to Company Contributions for periods of service prior to such termination.

(e)                                  Effective July 1, 2016, the individual terminates employment with the Company during the Plan Year due to death.

An individual shall not be a Company Contribution-Eligible Individual for a Plan Year if the individual terminates employment with the Company prior to December 15 of the Plan Year for any reason not described in (b), (c), (d) or (e) above, or if the individual is receiving LTD Benefits on December 15 of the Plan Year and did not satisfy the age and/or service requirements for Retirement on the date the LTD benefits commenced. Notwithstanding the general rules set forth in (a) through (d) above, if an individual terminates employment with the Company during the Plan Year for a reason not described in (b), (c) or (d) above and is rehired by the Company later in the Plan Year, the individual shall be a Company Contribution-Eligible Individual for the Plan Year only for Company Contributions to which the individual is entitled for periods of service following the date of rehire, and only to the extent the individual satisfies (a), (b), (c) or (d) above. For the avoidance of doubt, the individual would not be entitled to Company Contributions for the remainder of the Plan Year following the date of rehire if the individual’s termination was a 409A Separation from Service.